UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2026

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreementw

On July 10, 2026, La Rosa Holdings Corp., a Nevada corporation (the “Company”), and an institutional investor (the “Investor”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company will issue to the Investor 250 shares of the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E Preferred Stock”), for a purchase price of $1,000 per share. On the same date, the Company filed a Certificate of Designation of Rights and Preferences of the Series E Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series E Preferred Stock

No Dividends; Voting Rights

The Series E Preferred Stock bears no dividends. The Series E Preferred Stock has no voting rights except as required by Nevada law and except if the Company proposes to: (a) amend or repeal any provision of, or add any provision to, its articles of incorporation (the “Certificate of Incorporation”) or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series E Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series E Convertible Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock (as each term is defined in the Certificate of Designation); (d) purchase, repurchase or redeem any shares of Junior Stock (as defined in the Certificate of Designation) (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Company’s board of directors)); (e) pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any additional shares of Series E Preferred Stock; or (g) whether or not prohibited by the terms of the Series E Preferred Stock, circumvent a right of such shares under the Certificate of Designation.

Conversion Rights

Subject to the Maximum Percentage (as hereinafter defined), holders of outstanding shares of Series E Preferred Stock are entitled to convert any portion of the outstanding and unpaid Conversion Amount (as hereinafter defined) thereof into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the Conversion Rate (as hereinafter defined). For such purpose: (i) “Conversion Amount” means the stated value thereof and any other unpaid amounts owed to such holder(s) under the Transaction Documents (as defined in the Securities Purchase Agreement); (ii) “Conversion Rate” means the amount determined by dividing (x) such Conversion Amount by (y) the Conversion Price; and (iii) “Conversion Price”, as of any date of determination and subject to adjustment as provided therein (if any), at the option of the converting holder(s), either: (A) $1.58 per share (subject to adjustment), or (B) the “Alternate Conversion Price”. As used herein, “Alternate Conversion Price” means the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the “Floor Price” (as defined in the COD and adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) 90% of the lowest VWAP (as defined in the Certificate of Designation) of the Common Stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice. In the event the holder elects to convert the Series E Preferred Stock at the Alternate Conversion Price, the Conversion Amount shall be multiplied by (i) if in connection with a Change of Control (as defined in the Certificate of Designation), 105% or (ii) otherwise, 125%.

A holder of Series E Preferred Stock shall not have the right to convert any portion of their Series E Preferred Stock to the extent that, after giving effect to such conversion, the holder (together with its affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”).

Subject to certain exceptions outlined in the Certificate of Designation, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Series E Preferred Stock then in effect, the Conversion Price of the Series E Preferred Stock will be reduced to equal the effective price per share in such dilutive issuance.

Company Optional Redemption Rights

Under the Certificate of Designation, the Company has the right to redeem all, but not less than all, of the then outstanding shares of Series E Preferred Stock at a price equal to the greater of (i) the Conversion Amount being redeemed and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the greatest Closing Sale Price (as defined therein) of the Common Stock on any trading day during the period commencing on the date immediately preceding the date of the Company’s notice to the holder(s) of Series E Preferred Stock of such redemption and ending on the trading day immediately prior to the date the Company makes the entire redemption payment required to be made under the Certificate of Designation.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Series E Preferred Stock to the Investor pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Rule 506(b) under Regulation D promulgated thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2026, in connection with the SPA, the Board of Directors of the Company approved the filing of the Certificate of Designation ("Certificate of Designation") with the Secretary of State of the State of Nevada, designating 10,000 shares of preferred stock of the Company as Series E Preferred Stock. The Certificate of Designation is anticipated to be filed on or about July 10, 2026.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designation of Series E Convertible Preferred Stock of the Company
10.1*^	Form of the Securities Purchase Agreement, between the Company and investor, dated as of July 10, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

^	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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